EXHIBIT 4(mm)

PRIVATE & CONFIDENTIAL

29 March 2006

Mr So Chak Kwong
S/N 00853515
Present

Dear Mr So

We are pleased to offer you the position of Deputy Chairman and Chief Executive Officer of PCCW Limited ("the Company") reporting to the Chairman of the Company with duties as more particularly listed in Schedule 1 hereof. You will be employed by PCCW Services Limited subject to Clause 8 hereof, for a fixed term of three years with effect from 26 July 2006 under the following terms and conditions:-

1.   Salary

A basic salary of HK$781,250 per month payable in arrears. Salaries will be paid on the 28th of each month or earlier if the 28th falls on a public holiday.

2.   Housing Benefits

Your housing benefits is HK$781,250 per month.

3.   Directors' Fees

During the term of your employment with the Company, you may be asked from time to time to act as a director in a company or companies within the PCCW Group (where "PCCW Group" shall mean PCCW Limited and its subsidiaries (as defined under the Companies Ordinance) or any company associated with the Company. In the event that you do act as a director, if the Company so requests you should tender your resignation as director of such a company forthwith in the form and which is provided by the Company which may require that you confirm that you do not have any claims against that company.

As it is the Group policy that an employee shall not receive any additional remuneration as a result of acting as a director of any company in the PCCW Group or any company associated with the Company, you agree and understand that any director's fees payable to you shall be considered part of your remuneration and, in such case, your remuneration for the month in which you are in receipt of such director's fees (and if applicable the following months, to the extent necessary to achieve an offset of the aggregate amount of such fees) shall be reduced by a corresponding amount. This arrangement, however, will not in any way affect your fringe benefits, including the employer contribution to the Provident Fund Scheme.

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PCCW Limited www.pccw.com PO Box 9896 GPO Hong Kong Tel +852 2888 2888 Fax +852 2877 8877

So Chak Kwong

4.   Hours of Work

Your normal working hours will be from 9:00 am to 6:00 pm, Monday to Friday, with one hour lunch break. You are required to dedicate all your working hours to work relating to the business of the Company and of the PCCW Group.

It may be necessary to work additional hours, including Saturdays, Sundays and Public Holidays for which overtime is not paid.

5.   Holiday Entitlement - Annual Leave

You are entitled to 30 working days' leave with pay each year. A working day for this purpose excludes Saturdays, Sundays and Public Holidays. All annual leave must be taken before the end of the relevant calendar year (i.e. 31 December) and no annual leave entitlement may be carried forward to the following year. Save where the Company agrees in writing and in accordance with the Employment Ordinance, there will be no payment in lieu of any unused annual leave.

If your leave taken is more than you have accrued at the date of leaving, the Company will deduct the excess holiday pay from any salary due on termination. Pay for this purpose means basic salary and housing benefits, excluding bonus and commission.

If you spend a certain amount of your leave time visiting company connections in places where you spend your leave, time spent on such calls cannot be "deducted" from the duration of leave. This is considered a normal practice with the Company.

6.   PCCW Medical Scheme

You and your spouse and children will during your employment be provided with hospitalization assistance benefits and a clinical expenses scheme, up to the limits specified in the attached medical leaflet. You are eligible for Class 8 benefits.

Should you cease to be employed by the Company, you must return the medical card(s) to the Human Resources Department on or before your last day of service.

7.   PCCW Provident Fund Scheme

You are entitled to continue to participate in the PCCW Provident Fund Scheme -Scheme 8F, a non-contributory scheme with the Group contributing an equivalent of 12% of your basic monthly salary (excluding for the avoidance of doubt the housing benefit and bonus element.

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So Chak Kwong

8.   Termination of Employment

(a) You will be engaged on a three-year fixed term contract subject to earlier termination only as expressly set out herein.

(b) In the event that there is a change in the single largest shareholder group of the Company or if the Company recruits a new Chief Executive Officer or if the Company removes you (without your prior consent) from your positions as Deputy Chairman and Chief Executive Officer or varies or takes away your authority such that you are unable to carry out a substantial part of your duties listed in Schedule 1, this shall be deemed to be a constructive dismissal of your employment by the Company. In such event, you will have the right to serve three months' notice to the Company to terminate the employment and damages will be paid to you but the amount so paid shall not violate the stock exchange listing rules.

(c) If for whatever reason, your employment with the Company is terminated by the Company by 3 months' notice (other than pursuant to Clause 8(e) or 8(f)), such termination to be effective before the expiry of your three years fixed term, you will be paid a sum equal to whichever is the less of the following: (a) the total amount of salary and housing benefits for the unexpired term; or (b) the total amount of salary and housing benefits for a period of 12 months (inclusive payment made during the notice period). For the avoidance of doubt, if payment in lieu of the aforesaid 3 months' notice is made by the Company, such payment will be taken into account and deducted if the maximum amount payable is computed based on 12 month emoluments.

(d) Upon signing of this contract of employment, you shall also deposit a letter of resignation in the form provided by the Company signed by you but left undated and a deed (also in such form as may be required by the Company) authorizing the dating of such letter of resignation without any liability to the Company.

The Company shall have the right to serve three months' notice terminating your contract with them and thereupon to date and treat as delivered such resignation letter signed by you and deposited with the Company.

For the avoidance of doubt, it is agreed that the deposit of the undated resignation letter by you and the dating of such resignation letter by the Company pursuant to this Clause 8(d) shall not prejudice your contractual rights including your rights and entitlements under Clause 8(b) and 8(c).

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So Chak Kwong

(e) If by reason of sickness or disability (other than sickness or disability arising from or in connection with your employment with the Company) you are unable to perform your duty or in the opinion of a qualified doctor you are unlikely without reasonable adjustment to be able to perform your duty in an effective manner and to the detriment of the interest of the Company, the Company shall be entitled to terminate this agreement by giving three months notice or payment of three months' basic salary, and housing benefits in lieu.

(f) Should you (i) be guilty of fraud, dishonesty or serious misconduct or (ii) commit a serious or persistent breach or neglect of your duties hereunder or (iii) be in breach of any representation by you or any undertaking made by you hereunder or otherwise in relation to your employment or benefits arising out of your employment or (iv) make any misleading statement in relation to your previous employment or (v) refuse or neglect to comply with any lawful order given to you by the Company or (vi) be guilty of misconduct inconsistent with the due and faithful discharge of your duties or (vii) commit any act that may cause undue embarrassment or moral or social condemnation to the Company, the Company shall be entitled to terminate this Agreement forthwith. The Company shall also be entitled to so terminate this Agreement on any other ground on which an employer would be entitled to terminate an employee's contract without notice at common law.

(g) If required by the Company, you will agree not to carry out any work or attend the offices or contact any clients of the Company or of any of its associated companies during your notice period.

Upon termination of employment, you will immediately transfer and deliver to the Company all papers, documents, notes, memoranda, records and writings belonging to the Company or its subsidiaries, holding or associated companies which you may have in your possession or control by reason of your position in the Company in any way relating to the business of the Company or its subsidiaries, holding or associated companies or to the business of the clients of the Company and its subsidiaries, holding or associated companies together with all extracts or copies thereof.

(h) If notice of termination of your employment is given by you or the Company, you will resign immediately from all directorship and any other offices appointed by or held at the request of the Company or any of its subsidiaries or associated companies.

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So Chak Kwong

9.   Other Benefits and Expenses

(a) The Company shall provide you with a chauffeur-driven car, Company's boat and other benefits which are commensurate with your position as the Deputy Chairman and Chief Executive Officer of the Company.

(b) The Company will reimburse authorized expenses properly incurred on Company business upon production of receipts or supporting payment vouchers. A guiding principle in settling expenses is that there should neither be loss nor benefit financially as a result of any reasonable expense incurred on Company business. Claims for expenses must be approved by the Company. No employee is entitled to authorize his own expenses.

(c) You are entitled to travel first class on all Company approved business trips.

10.  Employment

Save for the part-time employment or non-employment positions disclosed in Schedule 2 hereof or otherwise previously agreed in writing between you and the Company, you will not (without the prior written consent of the Company or such of its subsidiaries, holding and associated companies) during your employment, directly or indirectly be engaged in, or provide services to any other person, company, business entity whatsoever (whether as an employee, officer, director, agent, shareholder, if such shareholding is more than 5% of a company, partner, consultant or otherwise) it being the intention of the Company or such of its subsidiaries, holding or associated companies that you will devote your time and attention to the service of the Company or such of its subsidiaries, holding or associated companies. The Company reserves the right to request your resignation and on receipt of such request you should forthwith affect such resignation from any of the employment or directorships listed in Schedule 2 at any time.

As the Company or such of its subsidiaries, holding or associated companies may have interests and business dealings overseas, in the performance or your duties of employment with the Company or such of its subsidiaries, holding or associated companies, the Company shall be entitled to require you from time to time to work overseas.

11.  Representation of Employee

You represent and warrant that you are not bound by or subject to any court order, agreement, arrangement or undertaking (including, but without limitation, any non-competition or non-solicitation undertakings) which may in any way restrict or prohibit you (with or without the payment of compensation) from entering into this contact of employment or from performing you duties in whole or in part and providing services under this contract of employment on the same terms and conditions.

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So Chak Kwong

12.  Disclosure of Information and Conflict of Interest

On or before 1 August 2006 and thereafter once in every six months (and in addition to any further obligations which you may have under any applicable law, listing agreement or listing rule) during the term of your employment, you are required to disclose to the Company in writing full details of any interest you have (whether legally or beneficially or through any agent and including any interest in any share or loan capital or other securities) in any company or other commercial entity or body corporate or unincorporate ("Interest"). For the purposes of disclosure you shall be taken to be interested in and required to disclose any Interest of your spouse, children under 21 years of age or any corporation which acts, or the directors of which are accustomed to act, in accordance with your directions or instructions or in respect of which you are entitled to exercise or control the exercise of one-quarter or more of the voting powers at general meetings of that corporation. Whether any Interest so disclosed is in a company or other commercial entity or body corporate or unincorporated, you shall disclose, so far as you are aware having made all reasonable enquiries, all Interest of such other company or other commercial entity or body corporate or unincorporate.

If required at any time by the Company, you shall dispose of, or shall procure your spouse or children under 21 years of age as the case may be to dispose of, any Interest disclosed or required to be disclosed to the Company. In addition, without altering your duty to make the necessary disclosure, you shall be required to dispose of any Interest which you bona fide hold as an investment of a personal nature if such Interest is in conflict with the business or affairs of the Company or it subsidiaries, holding or associated companies or any company that forms part of the PCCW Group.

Furthermore, you shall promptly disclose to the Company all information or material which at any time shall have come to your knowledge or into your possession which may be used by the Company or its subsidiaries, holding or associated companies or any company that forms part of the PCCW Group for the carrying on or development of its or their existing businesses or the development of a new business.

Without prejudice to any other provisions of this letter, you agree to declare any of your business in conflict with the business or activities of the Company or such of its subsidiaries, holding or associated companies, at the date hereof or in which you may subsequently become involved in reasonable detail to the Company or such of its subsidiaries, holding or associated companies.

13.  Severability

The various provisions and sub-provisions of this letter are severable and if any provision or sub-provision or identifiable part thereof is held to be invalid or unenforceable by any court of competent jurisdiction then such invalidity or unenforceability will not affect the validity or enforceability of the remaining provisions or sub-provisions or identifiable parts thereof in this letter.

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So Chak Kwong

14.  Company Policies

(a) The Company is an equal opportunity employer and does not permit discrimination or harassment on the ground of sex, pregnancy, marital or family status or disability.

(b) The Company complies with its statutory obligations regarding the personal data of its employees.

(c) Your employment by the Company shall be subject to all rules, regulations and requirements of The Stock Exchange of Hong Kong Limited, the New York Stock Exchange, Inc. and any other stock exchange on which the Company is or shall be listed or where the Company becomes part of another publicly listed company, on any other stock exchange on which such other publicly listed company is listed.

15.  Confidentiality

It is a condition of this contract of employment that you will keep confidential and not disclose, exploit or use neither for your own purpose nor for any purpose other than of the Company, directly or indirectly, during and subsequent to your employment with the Company, any information in relation to the affairs of the Company or any of its subsidiaries, holding or associated companies obtained by virtue of your employment or during your work with the Company or any of its subsidiaries, holding or associated companies including without limitation details of your terms of employment. Any breach or failure to observe this condition will make you liable to immediate dismissal and the Company reserves the right to take appropriate action.

16.  Governing Law

This contract shall be governed in accordance with the laws of the Hong Kong Special Administrative Region of the People's Republic of China.

17.  Transfer of Employment

The Company reserves the right to transfer your employment or second you to other companies within the PCCW Group when it sees fit. Such transfer or secondment may be overseas.

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So Chak Kwong

This letter constitutes the written terms and conditions governing your contract of employment with the Company. Please, therefore, signify your acceptance of the terms contained within this letter by signing and returning to me the duplicate contract and the Confidentiality / Intellectual Property Undertaking.

Yours sincerely

Richard Li
Chairman

I have received a copy of this letter and have read and understood its contents. I accept that the contents of this letter constitute my contract of employment. I also understand that any alterations shall be mutually agreed and will be notified to me personally.

(NEW VERSION)

SCHEDULE 1

DESCRIPTION OF RESPONSIBILITIES

A.   PRIMARY RESPONSIBILITIES

1. To act as Deputy Chairman and Chief Executive Officer of the Company overseeing and be responsible for the profit and loss, balance sheet and overall operations of the Company including the hiring and firing of senior executives and consultants and approving their remunerations and benefits.

2. To advise the Chairman and the Board of Directors of the Company on strategic directions and to execute such strategies.

3. To ensure that the assets and resources of the Company are applied in the best interests of the shareholders of the Company.

4. To act as Chairman of the Finance and Management Committee and the Operations Committee.

5. To oversee on behalf of the Executive Committee all functions relating to public relations and community matters.

B.   OTHER RESPONSIBILITIES

1. To participate in and act as an Executive Director of the Executive Committee

• To determine group strategy and review trading performance;

• To ensure adequate funding and examine major investments;

• To monitor the performance of the management.

2. To participate in the Infrastructure Committee

SCHEDULE 2

Non-executive Director of :-

(1) The Hongkong & Shanghai Banking Corporation Ltd.

(2) Cathay Pacific Airways Ltd.

PRIVATE & CONFIDENTIAL

17 June 2003

Mr So Chak Kwong Jack
Present

We are pleased to offer you the position of Deputy Chairman and Group Managing Director of PCCW Limited ("the Company") reporting to Richard Li with duties as more particularly listed in Schedule 1 hereof. You will be employed by PCCW Services Limited subject to Clause 10 hereof, for a fixed term of three years with effect from a date no later than 24 September 2003 under the following terms and conditions:

1.   Salary

A basic salary of HK$438,000 per month payable in arrears. Salaries will be paid on the 28th of each month or earlier if the 28th falls on a public holiday.

2.   Housing Benefits

Your housing benefits is HK$187,000 per month.

3.   Guaranteed Bonus

Your guaranteed minimum bonus for each year of service will be HK$7,500,000 which will be paid to you by 12 monthly equal instalments at the same time as your salary. The total amount of salary, housing benefits and guaranteed minimum bonus for the full three-year fixed term is HK$45,000,000 (hereinafter called "the Guaranteed Sum").

4.   PCCW Share Options

Subject to the approval of the Options Committee of the Company and all independent non-executive directors, options in 12,000,000 ordinary shares ("Share Options") in the Company will be granted to you within one week of your commencement of employment with the Company in accordance with the rules of the share option scheme of the Company ("Rules") and the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited (and in particular any "restricted period" for dealing in securities of the Company), one-third of which will become exercisable subject to and in accordance with the terms of the Rules at the end of each complete year of service, provided that if your employment is terminated pursuant to Clauses 10(b) or 10(d) below, the full amount of the Share Option or balance thereof shall vest immediately and be exercisable immediately by you notwithstanding Rule 8(vi) of the Rules, and provided further that exercise of any option shall be in accordance with the Rules. Future years' options are to be agreed between you and the Company.

The Share Options will be granted at an exercise price equivalent to the highest of (i) the share market closing price on the date of the grant or (ii) the average share market closing price of the five business days immediately prior to the date of grant or (iii) the nominal value of a share on the date of grant.

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PCCW Limited www.pccw.com PO Box 9896 GPO Hong Kong Tel +852 2888 2888 Fax +852 2877 8877

17 June 2003
So Chak Kwong Jack

5.   Directors' Fees

During the term of your employment with the Company, you may be asked from time to time to act as a director in a company or companies within the PCCW Group (where 'PCCW Group" shall mean PCCW Limited and its subsidiaries (as defined under the Companies Ordinance) or any company associated with the Company. In the event that you do act as a director, if the Company so requests you should tender your resignation as director of such a company forthwith in the form and which is provided by the Company which may require that you confirm that you do not have any claims against that company.

As it is the Group policy that an employee shall not receive any additional remuneration as a result of acting as a director of any company in the PCCW Group or any company associated with the Company, you agree and understand that any director's fees payable to you shall be considered part of your remuneration and, in such case, your remuneration for the month in which you are in receipt of such director's fees (and if applicable the following months, to the extent necessary to achieve an offset of the aggregate amount of such fees) shall be reduced by a corresponding amount. This arrangement, however, will not in any way affect your fringe benefits, including the employer contribution to the Provident Fund Scheme.

6.   Hours of Work

Your normal working hours will be from 9:00 am to 6:00 pm, Monday to Friday, with one hour lunch break. You are required to dedicate all your working hours to work relating to the business of the Company and of the PCCW Group.

It may be necessary to work additional hours, including Saturdays, Sundays and Public Holidays for which overtime is not paid.

7.   Holiday Entitlement - Annual Leave

You are entitled to 30 working days' leave with pay each year. A working day for this purpose excludes Saturdays, Sundays and Public Holidays. All annual leave must be taken before the end of the relevant calendar year (i.e. 31 December) and no annual leave entitlement may be carried forward to the following year. Save where the Company agrees in writing and in accordance with the Employment Ordinance, there will be no payment in lieu of any unused annual leave.

As you will join the Company part-way through the calendar year, your annual leave will be calculated on a pro-rata basis.

If your leave taken is more than you have accrued at the date of leaving, the Company will deduct the excess holiday pay from any salary due on termination. Pay for this purpose means basic salary, housing benefits and guaranteed bonus, excluding commission.

If you spend a certain amount of your leave time visiting company connections in places where you spend your leave, time spent on such calls cannot be 'deducted' from the duration of leave. This is considered a normal practice with the Company.

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17 June 2003
So Chak Kwong Jack

8.   PCCW Medical Scheme

You and your spouse and children will during your employment be provided with hospitalization assistance benefits and a clinical expenses scheme, up to the limits specified in the attached medical leaflet. You are eligible for Class 8 benefits.

Should you cease to be employed by the Company, you must return the medical card(s) to the Human Resources Department on or before your last day of service.

9.   PCCW Provident Fund Scheme

You are entitled to participate in either the PCCW Provident Fund Scheme, a non-contributory scheme with the Group contributing an equivalent of 12% of your basic monthly salary (excluding for the avoidance of doubt the housing benefit and bonus element), or the Mandatory Provident Fund Scheme at your option. Full details of your benefits under the Schemes are provided in the Scheme Rules which form part of your terms and conditions of employment. In all cases, any interpretation or clarification of the rules should be made in accordance with the Provident Fund or Mandatory Provident Fund Policy.

10.   Termination of Employment

(a) You will be engaged on a three-year fixed term contract subject to earlier termination only as expressly set out herein.

(b) In the event that the Company recruits a new Chief Executive Officer or if the Company removes you (without your prior consent) from your positions as Deputy Chairman and Group Managing Director, or Chairman of the Finance Committee or Chairman of the Regulatory Committee or varies or takes away your authority such that you are unable to carry out a substantial part of your duties listed in Schedule 1, you will have the right to serve three months' notice to the Company to terminate the employment This period of notice can commence from any day. In such case, you will be paid a sum equal to the Guaranteed Sum less the total amount of salary, housing benefits and guaranteed bonus received by you up to the date of termination, by the Company on the date of termination of your contract of employment.

(c) If for whatever reason, your employment with the Company is terminated by the Company other than for Clause 10(e) before the expiry of your three years fixed term, you will be paid a sum equal to the Guaranteed Sum less the total amount of salary, housing benefits and guaranteed bonus received by you up to the date of termination, by the Company on the date of termination of your contract of employment

(d) Upon signing of this contract of employment, you shall also deposit a letter of resignation in the form provided by the Company signed by you but left undated and a deed (also in such form as may be required by the Company) authorizing the dating of such letter of resignation without any liability to the Company.

The Company shall have the right to serve three months' notice terminating your contract with them and thereupon to date and treat as delivered such resignation letter signed by you and deposited with the Company.

.../4

17 June 2003
So Chak Kwong Jack

(e) If by reason of sickness or disability (other than sickness or disability arising from or in connection with your employment with the Company) you are unable to perform your duty or in the opinion of a qualified doctor you are unlikely without reasonable adjustment to be able to perform your duty in an effective manner and to the detriment of the interest of the Company, the Company shall be entitled to terminate this agreement by giving three months notice or payment of three months' basic salary, housing benefits and guaranteed bonus in lieu.

(f) Should you (i) be guilty of fraud, dishonesty or serious misconduct or (ii) commit a serious or persistent breach or neglect of your duties hereunder or (iii) be in breach of any representation by you or any undertaking made by you hereunder or otherwise in relation to your employment or benefits arising out of your employment or (iv) make any misleading statement in relation to your previous employment or (v) refuse or neglect to comply with any lawful order given to you by the Company or (vi) be guilty of misconduct inconsistent with the due and faithful discharge of your duties or (vii) commit any act that may cause undue embarrassment or moral or social condemnation to the Company, the Company shall be entitled to terminate this Agreement forthwith. The Company shall also be entitled to so terminate this Agreement on any other ground on which an employer would be entitled to terminate an employee's contract without notice at common law.

(g) If required by the Company, you will agree not to carry out any work or attend the offices or contact any clients of the Company or of any of its associated companies during your notice period.

Upon termination of employment, you will immediately transfer and deliver to the Company all papers, documents, notes, memoranda, records and writings belonging to the Company or its subsidiaries, holding or associated companies which you may have in your possession or control by reason of your position in the Company in any way relating to the business of the Company or its subsidiaries, holding or associated companies or to the business of the clients of the Company and its subsidiaries, holding or associated companies together with all extracts or copies thereof.

(h) If notice of termination of your employment is given by you or the Company, you will resign immediately from all directorships and any other offices appointed by or held at the request of the Company or any of its subsidiaries or associated companies.

11.  Other Benefits and Expenses

(a) The Company shall provide you with a chauffeured driven car, Company's boat and other benefits which are commensurate with your position as the Deputy Chairman and Group Managing Director of the Company.

(b) The Company will reimburse authorised expenses properly incurred on Company business upon production of receipts or supporting payment vouchers. A guiding principle in settling expenses is that there should neither be loss nor benefit financially as a result of any reasonable expense incurred on Company business. Claims for expenses must be approved by the Company. No employee is entitled to authorise his own expenses.

(c) You are entitled to travel first class on all Company approved business trips.

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17 June 2003
So Chak Kwong Jack

12.  Employment

Save for the part-time employment or non-employment positions disclosed in Schedule 2 hereof or otherwise previously agreed in writing between you and the Company, you will not (without the prior written consent of the Company or such of its subsidiaries, holding or associated companies) during your employment, directly or indirectly be engaged in, or provide services to any other person, company, business entity whatsoever (whether as an employee, officer, director, agent, shareholder, if such shareholding is more than 5% of a company, partner, consultant or otherwise) it being the intention of the Company or such of its subsidiaries, holding or associated companies that you will devote your time and attention to the service of the Company or such of its subsidiaries, holding or associated companies. The Company reserves the right to request your resignation and on receipt of such request you should forthwith affect such resignation from any of the employment or directorships listed in Schedule 2 at any time.

As the Company or such of its subsidiaries, holding or associated companies may have interests and business dealings overseas, in the performance of your duties of employment with the Company or such of its subsidiaries, holding or associated companies, the Company shall be entitled to require you from time to time to work overseas.

13.  Representation of Employee

You represent and warrant that you are not bound by or subject to any court order, agreement, arrangement or undertaking (including, but without limitation, any non-competition or non-solicitation undertakings) which may in any way restrict or prohibit you (with or without the payment of compensation) from entering into this contract of employment or from performing your duties in whole or in part and providing services under this contract of employment on the same terms and conditions.

14.  Disclosure of Information and Conflict of Interest

Within seven days from the commencement of your employment, and thereafter once in every six months (and in addition to any further obligations which you may have under any applicable law, listing agreement or listing rule) during the term of your employment, you are required to disclose to the Company in writing full details of any interest you have (whether legally or beneficially or through any agent and including any interest in any share or loan capital or other securities) in any company or other commercial entity or body corporate or unincorporate ("Interest"). For the purposes of disclosure you shall be taken to be interested in and required to disclose any Interest of your spouse, children under 21 years of age or any corporation which acts, or the directors of which are accustomed to act, in accordance with your directions or instructions or in respect of which you are entitled to exercise or control the exercise of one-quarter or more of the voting powers at general meetings of that corporation. Whether any Interest so disclosed is in a company or other commercial entity or body corporate or unincorporate, you shall disclose, so far as you are aware having made all reasonable enquiries, all Interests of such other company or other commercial entity or body corporate or unincorporate.

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17 June 2003
So Chak Kwong Jack

If required at any time by the Company, you shall dispose of, or shall procure your spouse or children under 21 years of age as the case may be to dispose of, any Interest disclosed or required to be disclosed to the Company. In addition, without altering your duty to make the necessary disclosure, you shall be required to dispose of any Interest which you bona fide hold as an investment of a personal nature if such Interest is in conflict with the business or affairs of the Company or it subsidiaries, holding or associated companies or any company that forms part of the PCCW Group.

Furthermore, you shall promptly disclose to the Company all information or material which at any time shall have come to your knowledge or into your possession which may be used by the Company or its subsidiaries, holding or associated companies or any company that forms part of the PCCW Group for the carrying on or development of its or their existing businesses or the development of a new business.

Without prejudice to any other provisions of this letter, you agree to declare any of your business in conflict with the business or activities of the Company or such of its subsidiaries, holding or associated companies, at the date hereof or in which you may subsequently become involved in reasonable detail to the Company or such of its subsidiaries, holding or associated companies.

15.  Severability

The various provisions and sub-provisions of this letter are severable and if any provision or sub-provision or identifiable part thereof is held to be invalid or unenforceable by any court of competent jurisdiction then such invalidity or unenforceability will not affect the validity or enforceability of the remaining provisions or sub-provisions or identifiable parts thereof in this letter.

16.  Company Policies

(a) The Company is an equal opportunity employer and does not permit discrimination or harassment on the ground of sex, pregnancy, marital or family status or disability.

(b) The Company complies with its statutory obligations regarding the personal data of its employees.

(c) Your employment by the Company shall be subject to all rules, regulations and requirements of The Stock Exchange of Hong Kong Limited, the New York Stock Exchange, Inc. and any other stock exchange on which the Company is or shall be listed or where the Company becomes part of another publicly listed company, on any other stock exchange on which such other publicly listed company is listed.

17.  References

This appointment is subject to receipt by the Company of satisfactory references, which we will take up upon receipt of your acceptance of our offer of employment.

.../7

17 June 2003
So Chak Kwong Jack

18.  Confidentiality

It is a condition of this contract of employment that you will keep confidential and not disclose, exploit or use neither for your own purpose nor for any purpose other than that of the Company, directly or indirectly, during and subsequent to your employment with the Company, any information in relation to the affairs of the Company or any of its subsidiaries, holding or associated companies obtained by virtue of your employment or during your work with the Company or any of its subsidiaries, holding or associated companies including without limitation details of your terms of employment. Any breach or failure to observe this condition will make you liable to immediate dismissal and the Company reserves the right to take appropriate action.

19.  Governing Law

This contract shall be governed in accordance with the laws of the Hong Kong Special Administrative Region of the People's Republic of China.

20.  Transfer of Employment

The Company reserves the right to transfer your employment or second you to other companies within the PCCW Group when it sees fit. Such transfer or secondment may be overseas.

21.  Company Procedures

Your appointment as a Director of the Company shall be subject to the approval of the Board of Directors of the Company.

This letter constitutes the written terms and conditions governing your contract of employment with the Company. Please, therefore, signify your acceptance of the terms contained within this letter by signing and returning to me the duplicate contract and the Confidentiality / Intellectual Property Undertaking.

Yours sincerely

Richard Li

.../8

17 June 2003
So Chak Kwong Jack

I have received a copy of this letter and have read and understood its contents. I accept that the contents of this letter constitute my contract of employment. I also understand that any alterations shall be mutually agreed and will be notified to me personally.

SCHEDULE 1

DESCRIPTION OF RESPONSIBILITIES

A.  PRIMARY RESPONSIBILITIES

1.  To act as Group Managing Director overseeing and be responsible for the profit and loss, balance sheet and overall operations including the hiring and firing of senior executives. To advise the chairman on strategic directions and to execute such strategies.

2.  To act as Chairman of the Regulatory Committee dealing with regulatory and political issues that may affect the Company including without limitation the following responsibilities:

  To take responsibility for achieving the Company's strategies for dealing with regulatory and political issues so that the Company has the widest possible business opportunities;

  To campaign for a regulatory and business environment in which the Company can achieve its commercial objectives;

  To identify new areas in which the Company can provide its services, and to promote full and free access to them;

  To present the Company's views effectively to the Government, the Legislative Council, the media, business and professional organizations and other influential groups;

  To enhance the Company's credibility with the Hong Kong and international financial markets, the investing public and the wider community.

3.  To oversee on behalf of the Executive Committee all functions relation to public relations matters and community matters.

4.  To act as Chairman of the Finance Committee

B.  OTHER RESPONSIBILITIES

1.  To participate in and act as an Executive Director of the Executive Committee

  To determine group strategy and review trading performance;

  To ensure adequate funding and examine major investments;

  To monitor the performance of the management.

2.  To participate in the Infrastructure Committee

SCHEDULE 2

Non-executive Director / Consultant of:

(1) The Hongkong & Shanghai Banking Corporation Ltd. (Director)

(2) Mass Transit Railway Corporation Ltd. (Consultant)

(3) Cathay Pacific Airways Ltd. (Director) but only for the remainder of the term of appointment or the second anniversary of the date of this letter, whichever is the earlier